Exhibit 99.1

Moventis Capital Reports Fiscal 2007 Financial Results for PTL Electronics

Portfolio Company Reports Strong Growth Over Prior Year;

Growth Continuing in Current Quarter

Vancouver, BC (May 23, 2007)… Moventis Capital, Inc. (OTCBB: MVTS), an acquisition and management company that acquires small and medium-sized private enterprises and provides resources and management to promote growth and enhance valuation, announced pro-forma unaudited financial results for recently acquired portfolio-company PTL Electronics, Ltd. (PTL) for the fiscal year ended March 31, 2007. Highlights include:

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Revenue growth of approximately 76% to CDN $17,971,051 (US$15,782,077) from audited GAAP revenue of CDN$10,239,236 (US$8,580,605) in the prior fiscal year ended March 31, 2006.

•

EBITDA growth of 49% to CDN$1,927,395 (US$1,692,628) from CDN$1,290,377 (US$1,081,351) in the prior fiscal year.

•

Net income growth of 71% to CDN$1,155,300 (US$1,014,578) from CDN$675,068 (US$565,714) in the prior year.

Moventis Chief Executive Blake Ponuick commented: “We closed the acquisition of PTL in November 2006 but feel it is important to report PTL’s financial results separately—on a pro-forma basis—to provide a clearer view of the performance of our acquired asset, not only for valuation purposes but also to better illustrate our private-company acquisition strategy and the growth potential we seek for shareholders.”

“To date, PTL has a backlog of approximately US$5 million in purchase orders scheduled for fulfillment in the quarter ending June 30, 2007, compared to revenue of US$3,174,068 for the same quarter last year. As a result, we expect ongoing growth and profitability for PTL and are currently evaluating several acquisition candidates with growth potential very similar to PTL.”

Figures presented in this release were selected from financial statements audited by PTL’s independent auditors with current fiscal year results prepared by PTL management in accordance with Canadian GAAP. Moventis began consolidating operations with PTL as of the acquisition date of November 22, 2006 and is supplying the year-over-year results of its portfolio company solely for the purpose of communicating a growth trend to investors and shareholders. It should be noted again that the PTL results outlined in this release are pro-forma and unaudited and that only results from the date of the acquisition will be reflected in Moventis’ financial statements and filings. PTL derives its revenue in Canadian dollars, which is converted into the US dollar equivalent by Moventis for reporting purposes and in with accordance with U.S. GAAP based on the Bank of Canada average exchange rate for each specific reporting period.

EBITDA, defined as earnings before interest, taxes, depreciation and amortization is an alternative non-GAAP measure that management believes provides meaningful supplemental information regarding the financial performance of PTL. Reconciliation of non-GAAP EBITDA to the nearest comparable GAAP measure is provided below:

Reconciliation from EBITDA to Net Income	12 Months Ended March 31, 2007 PTL Electronics pro-forma results (unaudited)	12 Months Ended March 31, 2006 PTL Electronics (audited)
EBITDA (non-GAAP)	$1,927,395	$1,290,377
Less: Interest	($ 189,145)	($ 176,470)
Depreciation & Amortization	($ 240,965)	($ 264,195)
Taxes	($ 341,985)	($ 174,644)
Net Income (GAAP)	$1,155,300	$ 675,068
	All figures in Canadian dollars

About PTL Electronics, Ltd.
PTL Electronics, Ltd. (PTL), a Moventis portfolio company, provides electronics manufacturing services (EMS) to a niche market of companies looking to design and produce very high-end and complex products. PTL operates in the $115 billion EMS sector and serves some of the world’s largest markets including industrial controls, medical services, telecommunications and computing. For more information on PTL, visit www.ptlelectronics.com.

About Moventis Capital, Inc.
Moventis Capital, a Delaware corporation, is a publicly traded acquisition and growth management company that seeks to acquire quality, established small and medium-sized enterprises (SMEs) and provide resources and management to improve growth and enhance valuations. Moventis intends to capitalize on an underserved market of successful SMEs, primarily privately held, that do not meet the size or industry requirements of many acquisition and investment firms. For more information, visit www.moventiscapital.com.

Safe Harbor
Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. The PTL financial figures mentioned in this release are pro-forma and not audited and are provided solely for the purpose of informing shareholders and investors on the Company’s year-over-year growth.  Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change.

Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Allen & Caron (investors)
Dan Matsui
949-474-4300
d.matsui@allencaron.com

Moventis Capital, Inc.
Blake Ponuick, CEO
604-535-3900
investors@moventiscapital.com